Press Release

March 5, 2020	FOR IMMEDIATE RELEASE

COVID-19 Update by CTS Corporation
Lisle, Ill. - CTS Corporation (NYSE: CTS) announced today that as a result of the COVID-19 outbreak the Company is assessing the impact on its full year 2020 sales and adjusted diluted EPS guidance provided on February 4, 2020. The outbreak is having a material unfavorable impact on our first quarter results. The situation continues to evolve, and we are currently unable to quantify the full year financial impact.
Our teams at our China facilities are diligently working to get back to normal operations. However, the potential impact of further outbreaks, logistics, and customer schedules make it difficult to forecast demand.
“Our first priorities are the safety of our employees and the supply of product to our customers. Our thoughts are with the individuals who are most directly affected by the outbreak, and we are taking steps to ensure the safety of all of our employees,” said Kieran O’Sullivan, CEO of CTS Corporation. “We know first quarter results are being negatively impacted, and we are still assessing the impact over the balance of 2020. We currently expect first quarter results to be in range of $95 to $105 million for sales and $0.15 to $0.23 for adjusted diluted EPS. We will provide an update to our annual guidance in our first quarter earnings release.”
About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect, and Move. The company manufactures sensors, actuators, and electronic components in North America, Europe, and Asia, and provides engineered products to customers in the aerospace/defense, industrial, medical, telecommunications/IT, and transportation markets.
For more information, visit www.ctscorp.com.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact, including, without limitation, the estimated impact of the COVID-19 outbreak on our results of operations. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements, including uncertainties around the duration and severity of the COVID-19 outbreak and its ultimate impact on our business and results of operations. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

www.ctscorp.com

Non-GAAP Financial Measures
Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.  CTS adjusts for these items because they are discrete events, which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance. With respect to CTS’ adjusted diluted EPS guidance, it is not possible, without unreasonable effort, to identify the amount or significance of these items that may impact future GAAP diluted EPS, and therefore, CTS is unable to provide a reconciliation from GAAP diluted EPS to adjusted diluted EPS.
Contact
Ashish Agrawal
Vice President and Chief Financial Officer

CTS Corporation
4925 Indiana Avenue
Lisle, IL 60532
USA

Telephone: +1 (630) 577-8800
E-mail: ashish.agrawal@ctscorp.com
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www.ctscorp.com